UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

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On July 7, 2025, Oportun Financial Corporation issued the following press release and posted the following materials to www.voteforoportun.com:

Oportun Board of Directors Reiterates Importance of CEO Raul Vazquez’s Continued Stewardship on the Board

Urges stockholders to vote “FOR” Mr. Vazquez and Carlos Minetti on the GREEN proxy card

SAN CARLOS, Calif., July 07, 2025 (GLOBE NEWSWIRE) – Oportun (Nasdaq: OPRT) (“Oportun” or the “Company”), a mission-driven financial services company, today issued a letter to stockholders ahead of its July 18 Annual Meeting.

The Board encourages all Oportun stockholders to vote “FOR” Oportun’s two nominees, CEO Raul Vazquez and Carlos Minetti, using the GREEN proxy card or GREEN voting instruction form. Additional information related to Oportun’s Annual Meeting can be found at VoteForOportun.com.

The full text of the letter to stockholders follows:

Dear Fellow Oportun Stockholders,

We write to you as Oportun’s Board of Directors with critical information ahead of this year’s Annual Meeting of Stockholders, which is scheduled for July 18, 2025. Findell Capital Management, one of our stockholders — who has recently been selling its Oportun stock — is seeking to remove our CEO, Raul Vazquez, from the Board at that meeting.

This is a highly unusual maneuver and would be greatly damaging to the functioning of the Board and the progress Oportun is making. Under Raul’s leadership, Oportun has been successfully executing a strategic plan to strengthen and reposition the business. These efforts have resulted in improved financial performance and profitability and a stock that is up more than 80% this year.

Just a few months ago, consistent with its annual practice, the Board — including the two directors previously recommended by Findell — unanimously concluded that Raul is the right leader for Oportun.

We are disappointed that Findell would ask stockholders to undermine Raul’s authority and leadership by removing him from the Board. Not only would such an arrangement be unconventional — as nearly all public company CEOs also serve on the board of the company they lead — but it would also erode the confidence of employees, customers, regulators, business partners and other key stakeholders. With our Lead Independent Director retiring this month, it is critical that our chosen executive leader has a clear mandate to direct Oportun’s affairs and speak on the Company’s behalf.

Moreover, Raul’s presence on the Board promotes clear, effective communication between management and the Board, enabling faster and better-informed decision-making. And Raul — who is a large Oportun stockholder — enhances the functioning of our Board because of his experience on two other public company boards.

Said plainly, it would be a mistake for stockholders to vote Raul off Oportun’s Board, and there would be very real consequences to doing so.

Oportun needs strong and steady leadership and disciplined execution. Removing Raul would risk destabilizing Oportun at a critical time. That is apparently not of concern to Findell. But for stockholders who intend to continue to hold their investment in Oportun for the medium- and long-term, it should be of grave concern. It is to us.

We urge stockholders to vote “FOR” Raul Vazquez by following the instructions on the GREEN proxy card or GREEN voting instruction form.

Sincerely,

The Oportun Financial Board of Directors

Vote the GREEN Proxy Card Today

To ensure Oportun’s progress continues, the Board urges stockholders to vote “FOR” both of Oportun’s nominees, and “WITHHOLD” on Findell’s candidate, using the enclosed GREEN proxy card ahead of the upcoming Annual Meeting.

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

(877) 800-5195 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $20.3 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including statements as to our future performance and stockholder returns, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2024, as well as our subsequent filings with the SEC. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf / Jonathan Kovacs

(212) 750-5833

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com

Oportun

Strategy and Results · Your Board · Support · Resources · Contacts · How To Vote

# Resources

## Stockholder Letters

**Letter to Stockholders - 7.7.25**
July 7, 2025
Read more →

**Letter to Stockholders - 6.23.25**
June 23, 2025
Read more →

**Letter to Stockholders - 6.12.25**
June 12, 2025
Read more →

**Letter to Stockholders - 6.2.25**
June 2, 2025
Read more →

## Presentations

**Oportun Financial Investor Presentation**
June 18, 2025
Read more →

## Factsheets

**Investor Factsheet - 6.26.25**
June 26, 2025
Read more →

## Press Releases

**Oportun Board of Directors Reiterates Importance of CEO Raul Vazquez's Continued Stewardship on the Board**
July 7, 2025
Read more →

**Oportun Responds to Comments by Findell Capital**
July 1, 2025
Read more →

**Oportun Issues Letter to Stockholders Detailing CEO Raul Vazquez's Record of Proven Leadership**
June 23, 2025
Read more →

**Oportun Releases Investor Presentation Highlighting Strategic Progress**
June 18, 2025
Read more →

**Oportun Lead Independent Director Neil Williams Issues Letter to Stockholders**
June 12, 2025
Read more →

**Oportun Issues Letter to Stockholders and Mails Definitive Proxy Materials**
June 2, 2025
Read more →

**Oportun Announces Continued Board Evolution**
May 7, 2025
Read more →

**Oportun Comments on Director Nominations**
March 27, 2025
Read more →

**Oportun Comments on Letter from Findell Capital**
March 20, 2025
Read more →

## SEC Filings

**Definitive Proxy Statement**
May 28, 2025
Read more →

Oportun

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